Exhibit 99.1

Exterran Corporation Provides Fourth Quarter 2019 Operational Update

HOUSTON, February 13, 2020 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today provided a fourth quarter 2019 operational update.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “Despite the difficult market conditions experienced in 2019, we finished the year strong with fourth quarter EBITDA, as adjusted, at the high end of what we had anticipated, while meaningfully lowering our debt levels compared to the third quarter. On top of this, 2020 is off to a very strong start as bookings to date have already exceeded $400 million, driven largely by international markets. This exceeds the aggregate volume of product awards received in 2019.

“We will provide additional details on our fourth quarter conference call on the year ahead along with the progress we have made in regards to our strategic review process regarding our U.S. compression manufacturing business.”

Preliminary
(in millions)	4Q19 Results
Revenue	$265-$275
Gross margin	$80-$85
SG&A	$36-$38

Cash	$17
Total Debt	$444

Product Sales Bookings	$109

The company is close to finalizing its review regarding options for its U.S. compression fabrication business, and as a result expects to report in its fourth quarter results non-cash asset impairment charges. These are primarily related to its decision to monetize certain idle compression assets from its contract operations segment and from its review of options for its U.S. compression business.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

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Non-GAAP and Other Financial Information
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “preliminary,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to the preliminary financial information regarding Exterran’s finalized fourth quarter results and charges. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: adjustments made during the finalization of Exterran’s financial close and reporting processes for the fourth quarter and fiscal year 2019; local, regional, national and international economic and political conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to win profitable new business; changes in international trade relationships including the imposition of trade restrictions or tariffs related to any materials or products used in the operation of our business; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing or maintaining its asset utilization, particularly with respect to its fleet of compressors and other assets; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions, environmental discharges, extreme weather and natural disasters; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations, including those related to climate change or water scarcity; and Exterran’s indebtedness and its ability to generate sufficient cash flow, access financial markets at an acceptable cost, fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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